NASDAQ TICKER: ACBI INVESTOR PRESENTATION | Q4 2018

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “target,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable of a future or forward-looking nature. These forward- looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the cost savings from our exit of the Tennessee and northwest Georgia markets may not be fully realized or may take longer to realize than expected; the funding impact from the loss of deposits following the sale of our Tennessee and northwest Georgia branches; our strategic decision to focus on the greater Atlanta market may not positively impact our financial condition in the expected timeframe, or at all; costs associated with our growth initiatives in the Atlanta market area; changes in asset quality and credit risk; risks associated with increased geographic concentration, borrower concentration and concentration in commercial real estate and commercial and industrial loans resulting from our exit of the Tennessee and northwest Georgia markets; the cost and availability of capital; customer acceptance of our products and services; customer borrowing, repayment, investment and deposit practices; the introduction, withdrawal, success and timing of business initiatives; the impact, extent, and timing of technological changes; severe catastrophic events in our geographic area; a weakening of the economies in which we conduct operations may adversely affect our operating results; the U.S. legal and regulatory framework, including those associated with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), could adversely affect the operating results of the company; the interest rate environment may compress margins and adversely affect net interest income; changes in trade, monetary and fiscal policies of various governmental bodies and central banks could affect the economic environment in which we operate; our ability to determine accurate values of certain assets and liabilities; adverse developments in securities, public debt, and capital markets, including changes in market liquidity and volatility; our ability to anticipate or respond to interest rate changes correctly and manage interest rate risk presented through unanticipated changes in our interest rate risk position and/or short- and long-term interest rates; the impact of the transition from LIBOR and our ability to adequately manage such transition; unanticipated changes in our liquidity position, including but not limited to our ability to enter the financial markets to manage and respond to any changes to our liquidity position; adequacy of our risk management program; increased competitive pressure due to consolidation in the financial services industry; risks related to security breaches, cybersecurity attacks and other significant disruptions in our information technology systems; the effect of changes in tax law, such as the effect of the Tax Cuts and Jobs Act that was enacted on December 22, 2017; or other risks and factors identified in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 14, 2019 in Part I, Item 1A under the heading “Risk Factors” and in Part II, item 7 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” 2

Non-GAAP Financial Information Statements included in this annual report include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Atlantic Capital management uses non-GAAP financial measures, including: (i) taxable equivalent net interest income and (ii) taxable equivalent net interest margin. Management believes that non-GAAP financial measures provide a greater understanding of ongoing performance and operations, and enhance comparability with prior periods. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Atlantic Capital’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies. 3

Our Company We are a team of talented, experienced and entrepreneurial bankers focused on serving clients that value high-touch relationships and deep expertise. Atlanta’s Hometown Business Bank Specialty Businesses Commercial & Commercial Payments & Private Franchise Not-for-Profit Real Estate Fintech SBA Lending Banking Finance Enterprises Developers Companies Highlights Focused . Tennessee and NW Georgia divestiture Strategy . Investing in growth businesses Positioned . Atlanta metro for Growth . Specialty commercial business lines Fundamentally . Proven underwriting; superior credit quality Sound . Core deposit strength; treasury management experience 4

Our Strategy Build profitable RELATIONSHIPS with clients Attract top tier talent and retain high quality TEAMMATES to drive growth Provide exceptional SERVICE and execution through superior expertise and customized technology Drive value for SHAREHOLDERS 5

We Serve Growth Markets . Out of the top 10 largest U.S. metro areas, Atlanta Dollars in billions Atlanta MSA GDP has: . The second highest projected population growth $400 (2020) $350 . Lowest overall business cost index . 13 Fortune 500 headquarters (ranked #3) $300 . #3 market for tech talent labor pool growth . #1 moving destination (for eight consecutive $250 years) $200 . 70% of all US payments are processed through 2012 2013 2014 2015 2016 2017 Georgia 6 Source: Metro Chamber, Fortune and KPMG

Financial Highlights

	METRICS	Q4 2018	Q3 2018	Q4 2017	2018	2017
Income[1]	Diluted EPS - continuing operations	$ 0.29	$ 0.27	$ (0.60)	$ 1.07	$ (0.19)
	Diluted EPS	0.34	0.25	(0.60)	1.09	(0.15)
	Net income - continuing operations	7,483	6,998	(15,308)	28,050	(4,756)
	Net income (loss)	8,830	6,513	(15,337)	28,532	(3,726)
Performance Measures	Return on average assets	1.21 %	0.92 %	(2.24) %	1.03 %	(0.14) %
	Return on average equity	10.90	8.07	(18.66)	9.05	(1.17)
	NIM - continuing operations [2]	3.66	3.48	3.23	3.50	3.07
	Efficiency ratio - continuing operations	57.50	55.09	78.78	57.93	70.44
Balance Sheet[3]	Total loans held for investment	$ 1,728	$ 1,662	$ 1,519	$ 1,728	$ 1,519
	Average deposits - continuing operations	1,780	1,653	1,603	1,633	1,540
Capital	Tier 1 capital ratio	11.5 %	11.8 %	11.2 %	11.5 %	11.2 %
	Total risk-based capital ratio	14.2	14.7	14.1	14.2	14.1
	TCE / TA	10.3	10.4	9.9	10.3	9.9
	Tangible book value per share [4]	$ 11.88	$ 11.37	$ 11.05	$ 11.88	$ 11.05
Asset Quality	Net charge offs to average loans [5]	0.00 %	0.00 %	0.04 %	0.02 %	0.23 %
	NPAs to total assets	0.20	0.13	0.14	0.20	0.14
	ALLL to loans held for investment [6]	1.03	1.00	1.00	1.03	1.00

Income in thousands

[1] On November 14, 2018, Atlantic Capital entered into an agreement with FirstBank to sell its Tennessee and northwest Georgia banking operations, including 14 branches and the mortgage business. The banking business and branches to be sold to FirstBank are reported as discontinued operations. Discontinued operations have been reported retrospectively for all periods presented. [2] Taxable equivalent [3] Dollars in millions [4] Excludes effect of acquisition related intangibles. [5] Annualized [6] The fourth quarter 2018 ratio is calculated on a continuing operations basis. Prior period ratios have not been retroactively adjusted for the impact of discontinued operations.

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2019 Priorities

Divest Tennessee/ NW Georgia	Expand Atlanta Success	Focus on Core Deposits	Invest in National Lending Platforms	Manage Capital
• Closing/ conversion: Q2 2019 • Recognize cost savings • Restructure balance sheet	• Hire commercial and small business bankers • Open new offices • Take advantage of market disruption	• Expand Payments and FinTech client segments • Leverage treasury management platforms in Commercial, Business Banking and Not-for-profit banking teams • Aggressively hire bankers in deposit rich verticals in Atlanta and nationally	• Hire SBA bankers across the country • Hire franchise finance banker to support 2019 growth • Increase coordination between conventional and SBA franchise financing	• $85 million share repurchase program • Evaluate alternatives for excess capital

Positioned for improved performance and shareholder value creation

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Tennessee/NW Georgia Divestiture . Exiting Tennessee and Northwest Georgia market and mortgage business . Announced the sale of 14 branches to FB Financial Corporation on November 14, 2018 Transaction . Deposit premium: 6.25% . Anticipated closing: Q2 2019 ACBI Tennessee and NW Georgia Franchise . Total loans: $373 million Balance . Total assets: $391 million Sheet . Total deposits: $585 million Impact(1) . Total liabilities: $592 million . Accretive to tangible book value per share . Projected Estimated cost savings: $18.0-$19.0 million annually, pre-tax Impact ACBI Divested Branches . Projected pro forma Q4 2019 ROAA of approximately 1.20% 9 (1) assumes a December 31, 2018 basis

Divestiture Strategic Rationale Results in a stronger company, with strategic clarity and an opportunity for meaningful value creation . Clarifies strategic focus on Atlantic Capital’s high performing core and Clarifies emerging commercial businesses in Atlanta and selected specialty businesses Strategy . Redirects investment of capital and other resources to these businesses . Results in immediate improvement in Atlantic Capital’s financial performance Financially with minimal impact to net income Compelling . Enhances shareholder returns and EPS accretion through significant share repurchase program Accretive . Produces immediate tangible book value accretion to Capital . Generates significant excess capital 10

Divestiture Pro Forma Impact – Loans Loan Portfolio – December 31, 2018 Divestiture Pro Forma – December 31, 2018 Consumer & Consumer & Consumer 1-4 Family Other 4% Other 1% & Other 1-4 Family 9% Multifamily C&I 5% 3% Multifamily 15% 5% 4% 1-4 Family C&I C&I 33% 37% C&D C&D 33% 9% 8% Owner Occupied Commercial 26% Multifamily Real Estate C&D 2% Commercial 24% 4% Owner Real Estate Occupied 23% Commercial Owner Occupied 19% Real Estate 18% 17% $ in thousands % of $ in thousands % of $ in thousands % of Amount Total Amount Total Amount Total 1-4 Family $180,099 9% 1-4 Family $122,214 33% 1-4 Family $57,885 3 % Multifamily 95,612 4 Multifamily 6,786 2 Multifamily 88,826 5 C&D 169,752 8 C&D 13,520 4 C&D 156,232 9 Commercial Real Estate 475,181 23 Commercial Real Estate 67,470 18 Commercial Real Estate 407,711 24 Owner Occupied 399,570 19 Owner Occupied 98,969 26 Owner Occupied 300,601 17 C&I 703,720 33 C&I 57,029 15 C&I 646,690 37 Consumer & Other 83,058 4 Consumer & Other 7,042 1 Consumer & Other 76,017 5 Total $2,106,992 100% Total $373,030 100% Total $1,733,962 100 % Loan yield Q4 2018 5.21% Loan yield Q4 2018 4.74% Loan yield Q4 2018 5.31% 11

Divestiture Pro Forma Impact – Deposits Deposits – December 31, 2018 Divestiture Pro Forma – December 31, 2018 Brokered Time 4% Time Brokered 6% DDA 5% Time <1% DDA 22% 29% 25% DDA 31% Interest MMDAs & Checking Savings 13% 48% Interest MMDAs & MMDAs & Checking Savings Savings Interest 13% 40% 51% Checking 13% $ in thousands % of $ in thousands % of $ in thousands % of Amount Total Amount Total Amount Total DDA $733,316 29% DDA $131,064 22 % DDA $602,252 31% Interest Checking 327,008 13 Interest Checking 74,518 13 Interest Checking 252,490 13 MMDAs & Savings 1,221,437 48 MMDAs & Savings 233,529 40 MMDAs & Savings 987,908 51 Time 156,941 6 Time 146,318 25 Time 10,623 <1 Brokered 99,241 4 Brokered 0 0 Brokered 99,241 5 Total $2,537,943 100% Total $585,429 100% Total $1,952,514 100 % IB deposit cost Q4 2018 1.31% IB deposit cost Q4 2018 1.08% IB deposit cost Q4 2018 1.40% Total deposit cost Q4 2018 0.91% Total deposit cost Q4 2018 0.84% Total deposit cost Q4 2018 0.93% 12

Atlanta’s Hometown Business Bank Proven business model focused on commercial clients and individuals that value high touch relationships and expertise Atlanta Market Highlights Atlanta Commercial and Private Banking Loans . Focusing efforts on core C&I and Private Banking markets $585 $466 $506 $408 . Atlantic Capital Exchange (“ACE”) platforms provide 4.72% distinctive treasury services 4.07% 3.72% . Three locations across Metro Atlanta 3.59% . Two experienced banking teams with 19 bankers 2015 2016 2017 2018 Loans Yield on Loans Atlanta Loan and Deposit Composition – 12/31/2018 Atlanta Commercial and Private Banking Deposits Loans QTD Average Deposits $751 $654 $554 CRE $470 13% CRE 40% 0.36% 0.21% Commercial & Commercial & 0.18% 0.19% Private Banking Private Banking 60% 87% 2015 2016 2017 2018 Average Deposits Cost of Deposits $972MM $911MM 13 Note: Commercial & Private Banking charts exclude commercial real estate loans

Growing Specialty Businesses . 12 professionals located nationally . Consistently ranked in top 3 for SBA 7(a) originations in Georgia(1) SBA Lending . #41 SBA lender nationally(2) . Loan production of $91 million in 2018 . Franchise More than $145 million in outstanding balances Lending . Focus on multi-unit operators across various industry verticals . 5 bankers focused on growing deposits and fee income with payments and fintech companies Payments & . Recognized as a Top 50 ACH Bank in the US by NACHA, the Electronic Payments Fintech Association; originated $56 billion in payments in 2018 Banking . Average deposits Q4 2018: $275 million . 23% increase in fee income from 2017 to 2018 (1) Source: Small Business Administration Georgia District Office (2) Source: NAGGL 14

Commercial Lending Focus Loans from Continuing Operations $1,731 $28 Mortgage Warehouse Residential $106 Other 3% Consumer & Other 3% $1,519 $1,522 Mtg Warehouse 2% $39 $1,343 $148 $88 Construction $61 & Land $84 9% $653 CRE $136 $605 $622 $590 Commercial Commercial 54% Real Estate 29% $944 Commercial $790 $688 $533 2015 2016 2017 2018 Yield 3.46% 3.79% 4.27% 5.01% Data as of 12/31/2018 Dollars in millions Commercial loans include commercial and industrial and owner occupied CRE loans. CRE loans include non-owner occupied and construction and land. Other loans 15 include residential mortgages, home equity, consumer and other loans. Prior periods have been retrospectively adjusted for the impact of discontinued operations.

Superior Credit Quality NPAs excluding restructured / Assets NCOs / Average Loans 0.23% 0.11% 0.02% 0.02% 0.05% 0.43% 0.36% 0.40% (0.01%) 0.12% 0.13% 0.14% 0.20% (0.32%) 2012 2013 2014 2015 2016 2017 2018 2012 2013 2014 2015 2016 2017 2018 ACBI Peers . Strong credit quality; consistently better than peers . Collaborative approach between bankers and credit officers . Credit officers have credit approval authority . Disciplined portfolio management process to identify potential problems early Source: SNL Peers include publicly traded banks headquartered in the Southeast as defined by SNL with assets between $1 billion and $5 billion. 16

Strong Core Deposit Franchise Deposits from Continuing Operations $1,633 $1,540 5% Brokered $1,419 11% 15% $1,199 12% 62% Interest Bearing 57% 57% 60% 32% 33% DDA 28% 28% 2015 2016 2017 2018 Deposit cost 0.28% 0.38% 0.52% 0.77% Dollars in millions Deposit figures represent YTD average balances. Prior periods have been retrospectively adjusted for the impact of discontinued operations. 17

Expanding Net Interest Margin NIM by Year* NIM by Quarter* $21,165 $76,642 $19,394 $63,738 $18,542 3.66% 3.50% $54,203 $17,541 $16,929 3.51% 3.48% 3.39% $39,009 3.23% 3.07% 2.76% 2.76% 2015 2016 2017 2018 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Net interest income Net interest margin . NIM has benefited from increases in short-term interest rates . Pro forma NIM of 3.50-3.55% after completion of branch divestiture Dollars in thousands Income and margin from continuing operations *Net interest income and net interest margin are taxable equivalent and are non-GAAP financial measures. Net interest income is used in calculating net interest 18 margin. Please see “Non-GAAP Reconciliation” on slide 29 for more details.

Disciplined Expense Management Efficiency Ratio(1) Noninterest Expense 2017 2018 Change 89.1% Salaries and employee benefits 33,130 31,766 (1,364) 76.3% Occupancy 2,516 2,972 456 70.4% Equipment and software 2,341 2,817 476 57.9% Professional services 4,591 3,511 (1,080) Communications and data processing 2,625 2,676 51 Other noninterest expense 7,631 6,249 (1,382) Noninterest expense - continuing operations 52,834 49,991 (2,843) Noninterest expense - discontinued operations 20,631 19,941 (690) Total noninterest expense 73,465 69,932 (3,533) 2015 2016 2017 2018 . Focus on expense management has driven efficiency ratio for continuing operations below 60% . 2019 expenses will include investments in: . Hiring additional bankers in Atlanta and specialty businesses . Opening new offices in Atlanta market 19 (1) Continuing operations

Strong Capital Position 14.2% 12.3% 12.3% 13.0% 11.5% 11.5% 10.6% 10.0% TCE / TA Tier 1 Leverage Ratio Tier 1 Capital Ratio Total Capital Ratio Bank Holding Company Excess capital will be deployed in a very thoughtful and disciplined manner Share repurchase . Board authorization to repurchase $85 million of stock program . Purchased $14 million of stock as of December 31, 2018 . Opening new private banking branch in Buckhead Atlanta . Converting Athens LPO to branch office investments . Opening LPO in Cobb County . Establishment of a regular quarterly dividend Additional . Redeem sub debt options . $50 million outstanding at 6.25% interest rate . Callable on September 30, 2020 20 Data as of 12/31/2018. Holding company amounts are estimates as of 12/31/2018.

Achievable Operating Leverage 2019 Targets Key Components Optimizing Financial Performance Tennessee/NW Georgia Divestiture Loan Growth High single digit Leverage Atlanta Success Focus on Core Deposits Efficiency Ratio Mid-to-high 50s Invest in Lending Businesses Q4 2019 ROAA 1.20% Capital Management 21

APPENDIX INVESTOR APPENDIX PRESENTATION MARCH 2018 THE SOUTHEAST’S BUSINESS BANK

Management Biographies • President and CEO of Atlantic Capital since its inception • Former Managing Director and Head of Wachovia Corporation’s International Corporate Finance Group • Held numerous roles within Wachovia, including EVP and Head of the Global Corporate Banking Division; CRO for all corporate, institutional, and wholesale banking activities; EVP and Co-Head of Wachovia’s Capital Markets Division and EVP and Head of Wachovia’s US Corporate Banking Division • Former chairman of the Community Depository Institutions Advisory Council (CDIAC) of the Federal Reserve Bank of Atlanta and its representative to Douglas Williams the CDIAC of the Federal Reserve Board of Governors President and • Serves on the Boards of the Metro Atlanta Chamber of Commerce and the Georgia Chamber of Commerce, is a Member of the Buckhead Coalition, and Chief Executive Officer former member of YMCA of Metropolitan Atlanta and the High Museum of Art boards • EVP at Atlantic Capital since inception • CFO of Atlantic Capital since NASDAQ listing in 2015 • Former Managing Director and Group Head for • Former CFO of Square 1 Financial, Inc. Wachovia Securities’ Continental European • Former EVP and CFO of Encore Bancshares, Inc. Group • Former SVP and Treasurer for Sterling Bancshares, • Member of TWIN (The World Innovation Patrick Oakes, CFA Inc. Kurt Shreiner Network – Chicago), Fiserv’s Commercial Executive Vice President, • Chartered Financial Analyst Executive Vice President, Payments Advisory Board and an executive in Chief Financial Officer Head of Corporate Financial Services residence at Juniata College in Pennsylvania • Senior Risk Management Officer at Atlantic • CRO of Atlantic Capital since its inception through Capital since inception 2017 • Former Director in Wachovia’s Risk • Former Chief Credit Officer for Wachovia’s Capital Management Division supporting Corporate, Finance business Investment Banking and Capital Markets • Former Head of Risk Management for all of groups Rich Oglesby Gray Fleming Wachovia’s Capital Markets business • Former Client Management and Risk Executive Vice President, Executive Vice President, • Serves on the Board of Trustees at Children’s General Banking Division Executive Chief Risk Officer Management Officer in Wachovia’s middle Literature for Children market commercial group in North Carolina 23

Balance Sheet

(in thousands, except share data)	December 31, 2018	September 30, 2018	December 31, 2017
ASSETS			
Cash and cash equivalents	$ 268,392	$ 189,587	$ 330,014
Securities available-for-sale	402,486	465,756	449,117
Other investments	29,236	33,021	32,174
Loans held for sale	5,889	1,886	1,487
Loans held for sale - discontinued operations[1]	373,030	375,976	415,206
Loans held for investment[1]	1,728,073	1,662,458	1,518,633
Less: allowance for loan losses[2]	(17,851)	(20,443)	(19,344)
Loans held for investment, net	1,710,222	1,642,015	1,499,289
Premises held for sale - discontinued operations[1]	7,722	7,158	7,958
Premises and equipment, net[1]	9,779	10,213	4,096
Bank owned life insurance	65,149	64,769	63,667
Goodwill - discontinued operations[1]	6,290	6,290	6,310
Goodwill and intangible assets, net[1]	19,788	20,267	21,323
Other real estate owned	874	968	1,215
Other assets	56,583	64,815	59,565
Total assets	$ 2,955,440	$ 2,882,721	$ 2,891,421
LIABILITIES AND SHAREHOLDERS' EQUITY			
Total deposits	$ 2,537,943	$ 2,379,824	$ 2,450,665
Securities sold under agreements to repurchase - discontinued operations[1]	6,220	8,904	–
Federal Home Loan Bank borrowings	–	83,000	45,000
Long-term debt	49,704	49,662	49,535
Other liabilities	37,920	41,094	37,796
Total liabilities	2,631,787	2,562,484	2,582,996
SHAREHOLDERS' EQUITY			
Preferred stock, no par value; 10,000,000 shares authorized; no shares as of December 31, 2018, September 30, 2018, and December 31, 2017	–	–	–
Common stock, no par value; 100,000,000 shares authorized; 25,290,419, 26,103,666, and 25,712,909 shares issued and outstanding as December 31, 2018, September 30, 2018, and December 31, 2017,	291,771	305,300	299,474
Retained earnings	42,187	33,357	12,810
Accumulated other comprehensive (loss) income	(10,305)	(18,420)	(3,859)
Total shareholders' equity	323,653	320,237	308,425
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 2,955,440	$ 2,882,721	$ 2,891,421

[1]Assets and liabilities related to the sale of Tennessee and northwest Georgia banking operations were classified as held for sale as of December 31, 2018, and prior periods have been adjusted retrospectively. [2]The allowance for loan losses has not been adjusted retrospectively in prior periods.

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Discontinued Operations Information Q4 2018 Actual Discontinued Adjusted Results Operations Loss on Sale DTA Results (1) (2) (in thousands, except per share data) (GAAP) Adjustments of Securities Adjustment (Non-GAAP) Net interest income $ 21,068 $ - $ - $ - $ 21,068 Provision for loan losses 502 - - - 502 Net interest income after provision for loan losses 20,566 - - - 20,566 Noninterest income 164 - 1,853 - 2,017 Noninterest expense 12,208 - - - 12,208 Income from continuing operations before income tax 8,522 - 1,853 - 10,375 Provision for income taxes 1,039 - 463 996 2,498 Net income from continuing operations 7,483 - 1,390 (996) 7,877 Income (loss) from discontinued operations 1,347 (1,704) - - (357) Net income $ 8,830 $ (1,704) $ 1,390 $ (996) $ 7,520 Diluted earnings per share - continuing operations $ 0.29 $ 0.30 Diluted earnings per share 0.34 0.29 (1)Includes negative provision for loan losses and divestiture expenses. (2)Represents a $4.5 million favorable reduction of the valuation allowance on deferred tax assets related to Section 382 limitation offset by an unfavorable increase of $3.5 million in the valuation allowance related to deferred taxes on state net operating loss utilization. 25

Period End Loans(1)

(dollars in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	Linked Quarter Change	Year Over Year Change
Loans held for sale							
Loans held for sale	$ 5,889	$ 1,886	$ 1,612	$ 835	$ 1,487	$ 4,003	$ 4,402
Loans held for sale - discontinued operations	373,030	375,976	382,732	397,094	415,206	(2,946)	(42,176)
Total loans held for sale	$ 378,919	$ 377,862	$ 384,344	$ 397,929	$ 416,693	$ 1,057	$ (37,774)
Loans held for investment							
Commercial loans:							
Commercial and industrial	$ 645,374	$ 581,737	$ 546,497	$ 558,654	$ 539,046	$ 63,637	$ 106,328
Commercial real estate:							
Multifamily	88,826	108,001	92,013	92,016	91,475	(19,175)	(2,649)
Owner occupied	298,291	295,801	265,576	260,270	250,588	2,490	47,703
Investment	407,711	409,145	386,072	389,410	411,923	(1,434)	(4,212)
Construction and land:							
1-4 family residential construction	1,006	-	378	287	335	1,006	671
Other construction, development, and land	155,226	147,114	134,764	131,466	101,466	8,112	53,760
Mortgage warehouse loans	27,967	27,838	38,352	44,575	39,981	129	(12,014)
Total commercial loans	1,624,401	1,569,636	1,463,652	1,476,678	1,434,814	54,765	189,587
Residential:							
Residential mortgages	32,800	24,904	20,270	19,446	12,960	7,896	19,840
Home equity	22,822	33,410	32,638	34,673	39,407	(10,588)	(16,585)
Total residential loans	55,622	58,314	52,908	54,119	52,367	(2,692)	3,255
Consumer	25,851	26,825	25,531	23,214	21,959	(974)	3,892
Other	24,712	10,579	12,409	11,769	13,303	14,133	11,409
	1,730,586	1,665,354	1,554,500	1,565,780	1,522,443	65,232	208,143
Less net deferred fees and other unearned income	(2,513)	(2,896)	(2,921)	(3,453)	(3,810)	383	1,297
Total loans held for investment	$ 1,728,073	$ 1,662,458	$ 1,551,579	$ 1,562,327	$ 1,518,633	$ 65,615	$ 209,440
Total loans	$ 2,106,992	$ 2,040,320	$ 1,935,923	$ 1,960,256	$ 1,935,326	$ 66,672	$ 171,666

(1) Loans held for sale-discontinued operations and loans held for investment have been reported retrospectively for all periods presented.

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Period End and Average Deposits

Period End Deposits (dollars in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	Linked Quarter Change	Year Over Year Change
DDA	$ 602,252	$ 518,155	$ 464,282	$ 472,181	$ 596,328	$ 84,097	$ 5,924
NOW	252,490	407,214	241,461	214,333	203,113	(154,724)	49,377
Savings	725	698	951	3,593	530	27	195
Money market	987,183	759,583	647,247	699,311	925,536	227,600	61,647
Time	10,623	10,396	10,359	3,074	10,812	227	(189)
Brokered	99,241	79,119	92,656	112,376	128,816	20,122	(29,575)
Total deposits - continuing operations	1,952,514	1,775,165	1,456,956	1,504,868	1,865,135	177,349	87,379
Deposits to be assumed - discontinued operations	585,429	604,659	609,631	591,432	585,530	(19,230)	(101)
Total deposits	$ 2,537,943	$ 2,379,824	$ 2,066,587	$ 2,096,300	$ 2,450,665	$ 158,119	$ 87,278
Payments clients	$ 397,608	$ 258,320	$ 251,748	$ 311,943	$ 405,873	$ 139,288	$ (8,265)

Average Deposits (dollars in thousands)	2018 Fourth Quarter	2018 Third Quarter	2018 Second Quarter	2018 First Quarter	2017 Fourth Quarter	Linked Quarter Change	Q4 2018 vs Q4 2017
DDA	$ 597,239	$ 561,355	$ 489,722	$ 502,829	$ 509,301	$ 35,884	$ 87,938
NOW	280,449	314,759	287,283	236,796	240,891	(34,310)	39,558
Savings	712	616	674	527	436	96	276
Money market	798,017	697,578	645,034	697,092	713,118	100,439	84,899
Time	10,117	10,406	9,855	9,800	10,643	(289)	(526)
Brokered	93,558	67,937	100,425	117,787	128,594	25,621	(35,036)
Total deposits - continuing operations	1,780,092	1,652,651	1,532,993	1,564,831	1,602,983	127,441	177,109
Deposits to be assumed - discontinued operations	600,769	601,421	602,832	589,054	591,866	(652)	8,903
Total deposits	$ 2,380,861	$ 2,254,072	$ 2,135,825	$ 2,153,885	$ 2,194,849	$ 126,789	$ 186,012
Payments clients	$ 263,800	$ 227,029	$ 219,016	$ 256,794	$ 234,558	$ 36,771	$ 29,242
Noninterest bearing deposits as a percentage of average deposits - continuing operations	33.6%	34.0%	31.9%	32.1%	31.8%		
Cost of deposits - continuing operations	0.93%	0.76%	0.71%	0.63%	0.56%		

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Income Statements[1]

(in thousands except share and per share data)	Three months ended					Years ended	
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
TOTAL INTEREST INCOME	26,628	24,017	22,836	21,279	20,170	94,760	75,818
TOTAL INTEREST EXPENSE	5,560	4,720	4,392	3,841	3,454	18,513	12,986
NET INTEREST INCOME	21,068	19,297	18,444	17,438	16,716	76,247	62,832
Provision for loan losses	502	845	(173)	772	282	1,946	3,218
NONINTEREST INCOME							
Service charges	876	804	828	707	722	3,215	2,734
Gains (losses) on sale of securities	(1,853)	–	(2)	–	17	(1,855)	(63)
Gains (losses) on sale of other assets	–	58	(166)	(46)	(46)	(154)	742
Trust income	–	–	507	518	482	1,025	1,814
Derivatives income	154	20	20	114	94	308	156
Bank owned life insurance	380	379	378	369	384	1,506	1,530
SBA lending activities	425	882	997	1,302	843	3,606	4,129
Gain on sale of trust company	–	–	1,681	–	–	1,681	–
Other noninterest income	182	112	223	198	252	715	1,137
Total noninterest income	164	2,255	4,466	3,162	2,748	10,047	12,179
NONINTEREST EXPENSE							
Salaries and employee benefits	7,573	7,332	7,911	8,950	9,998	31,766	33,130
Occupancy	655	732	700	885	633	2,972	2,516
Equipment and software	783	747	701	586	679	2,817	2,341
Professional services	947	796	943	825	1,205	3,511	4,591
Postage, printing and supplies	30	55	44	37	84	166	244
Communications and data processing	772	566	657	681	717	2,676	2,625
Marketing and business development	224	211	135	140	150	710	798
FDIC premiums	157	154	143	108	156	562	697
Merger and conversion costs	–	–	–	–	–	–	304
Other noninterest expense	1,067	1,279	1,389	1,076	1,711	4,811	5,588
Total noninterest expense	12,208	11,872	12,623	13,288	15,333	49,991	52,834
INCOME FROM CONTINUING OPERATIONS	8,522	8,835	10,460	6,540	3,849	34,357	18,959
Provision for income taxes	1,039	1,837	2,082	1,349	19,157	6,307	23,715
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	7,483	6,998	8,378	5,191	(15,308)	28,050	(4,756)
Net income (loss) from discontinued operations	1,347	(485)	(227)	(153)	(29)	482	1,030
NET INCOME (LOSS)	$ 8,830	$ 6,513	$ 8,151	$ 5,038	$ (15,337)	$ 28,532	$ (3,726)

[1] Discontinued operations have been reported retrospectively for all periods presented.

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Non-GAAP Financial Measures For the Years Ended December 31, (in thousands) 2018 2017 2016 2015 Net interest income reconciliation Net interest income - GAAP $ 76,247 $ 62,832 $ 53,719 $ 38,946 Taxable equivalent adjustment 395 906 484 63 Net interest income - taxable equivalent $ 76,642 $ 63,738 $ 54,203 $ 39,009 Taxable equivalent net interest margin reconciliation Net interest margin - GAAP 3.48% 3.03% 2.74% 2.75% Impact of taxable equivalent adjustment 0.02% 0.04% 0.02% 0.01% Net interest margin - taxable equivalent 3.50% 3.07% 2.76% 2.76% 2018 2017 Fourth Third Second First Fourth (in thousands) Quarter Quarter Quarter Quarter Quarter Net interest income reconciliation Net interest income - GAAP $ 21,068 $ 19,297 $ 18,444 $ 17,438 $ 16,716 Taxable equivalent adjustment 97 97 98 103 213 Net interest income - taxable equivalent $ 21,165 $ 19,394 $ 18,542 $ 17,541 $ 16,929 Taxable equivalent net interest margin reconciliation Net interest margin - GAAP 3.64% 3.46% 3.49% 3.37% 3.18% Impact of taxable equivalent adjustment 0.02% 0.02% 0.02% 0.02% 0.05% Net interest margin - taxable equivalent 3.66% 3.48% 3.51% 3.39% 3.23% 29

Financial Information from Discontinued Operations

Assets and Liabilities from Discontinued Operations		
(in thousands)		December 31, 2018
Cash	$	4,234
Loans held for sale - discontinued operations		373,030
Premises held for sale - discontinued operations		7,722
Goodwill - discontinued operations		4,555
Other assets		1,405
Total assets	$	390,946
Deposits to be assumed - discontinued operations	$	585,429
Securities sold under agreements to repurchase - discontinued operati		6,220
Total liabilities	$	591,649
Net liabilities	$	(200,703)

Components of Net Income (Loss) from Discontinued Operations														
		2018								2017		For the year ended December 31,		
(in thousands)		Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Fourth Quarter		2018		2017
Net interest income	$	3,225	$	3,266	$	3,570	$	4,079	$	4,393	$	14,140	$	18,310
Provision for loan losses		(3,097)		-		-		-		-		(3,097)		-
Net interest income after provision		6,322		3,266		3,570		4,079		4,393		17,237		18,310
Service charges		483		474		480		485		484		1,922		2,342
Mortgage income		320		315		363		304		290		1,302		1,255
Other income		47		22		22		32		46		123		413
Total noninterest income		850		811		865		821		820		3,347		4,010
Salaries and employee benefits		2,757		2,820		3,010		3,127		3,300		11,714		12,245
Occupancy		479		556		511		470		523		2,016		2,073
Equipment and software		158		217		203		201		193		779		1,108
Amortization of intangibles		271		296		319		343		367		1,229		1,653
Communications and data processing		440		381		346		362		394		1,529		1,524
Divestiture expense		825		-		-		-		-		825		-
Other noninterest expense		446		453		349		601		484		1,849		2,028
Total noninterest expense		5,376		4,723		4,738		5,104		5,261		19,941		20,631
Net income (loss) before provision for income taxes		1,796		(646)		(303)		(204)		(48)		643		1,689
Provision (benefit) for income taxes		449		(161)		(76)		(51)		(19)		161		659
Net income (loss) from discontinued operations	$	1,347	$	(485)	$	(227)	$	(153)	$	(29)	$	482	$	1,030

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